UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

SURFACE ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38459	46-5543980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, 8th Floor Cambridge, MA		02139
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (617) 714-4096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	SURF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2021, Surface Oncology, Inc. (the “Company”) entered into an Exclusive Product License Agreement (the “License Agreement”) with Vaccinex, Inc. (“Vaccinex”). Pursuant to the License Agreement, Vaccinex granted the Company a worldwide, exclusive, sublicensable license to make, have made, use, sell, offer to sell, have sold, import, and otherwise exploit licensed products that incorporate certain Vaccinex intellectual property which covers certain antibodies, including the antibody SRF114 targeting CCR8 (the “Licensed Products”). Under the License Agreement, the Company is obligated to use commercially reasonable efforts to develop, clinically test, achieve regulatory approval, manufacture, market and commercialize at least one Licensed Product and the Company has the sole right to develop, manufacture and commercialize the Licensed Products worldwide. The Company is responsible for all costs and expenses of such development, manufacturing and commercialization.

Pursuant to the License Agreement, the Company paid Vaccinex a one-time fee of $850,000. Vaccinex is eligible to receive up to an aggregate of $3,500,000 based on achievement of certain clinical milestones and up to an aggregate of $11,500,000 based on achievement of certain regulatory milestones per Licensed Product. The Company also owes low single digit royalties on global net sales of any approved Licensed Products. Commencing on the third anniversary of the date of the License Agreement and continuing until the first dosing of a Licensed Product in a clinical trial, the Company will be required to pay Vaccinex a nominal yearly maintenance fee.

The License Agreement contains certain customary representations and warranties and indemnification obligations of each of the Company and Vaccinex.

The Company may terminate the License Agreement for convenience upon the notice period specified in the License Agreement. Either party may terminate the License Agreement for an uncured material breach by the other party. Vaccinex may terminate the License Agreement if the Company defaults on any payments owed to Vaccinex under the License Agreement, if the Company is in material breach of, and fails to cure, its development obligations, or institutes certain actions related to the licensed patents. In the event of termination, all rights in the licensed intellectual property would revert to Vaccinex.

The above description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, with confidential portions redacted, and will be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: May 3, 2021	By:	/s/ Jessica Fees
Jessica Fees
Chief Financial Officer